EXHIBIT 10.43

NOTE PURCHASE AGREEMENT

dated February 17, 2004

by and between

ACCLAIM ENTERTAINMENT, INC.

and

ALEXANDRA GLOBAL MASTER FUND LTD.

9% Senior Subordinated Convertible Notes due 2007

and

Common Stock Purchase Warrants

ACCLAIM ENTERTAINMENT, INC.

NOTE PURCHASE AGREEMENT

9% SENIOR SUBORDINATED

CONVERTIBLE NOTES DUE 2007

and

COMMON STOCK PURCHASE WARRANTS

-i-

	(h)	Absence of Certain Proceedings	20
	(i)	Absence of Certain Changes	20
	(j)	Internal Accounting Controls	20
	(k)	Compliance with Law	20
	(l)	Properties	20
	(m)	Insurance	20
	(n)	Investment Company	21
	(o)	Absence of Brokers, Finders, Etc.	21
	(p)	No Solicitation	21
	(q)	Indenture; Supplemental Indentures	21
	(r)	Absence of Rights Agreement	21
	(s)	Tax Matters	21
5.	CERTAIN COVENANTS		22
	(a)	Transfer Restrictions	22
	(b)	Restrictive Legends	23
	(c)	Form D	24
	(d)	Nasdaq Listing; Reporting Status	24
	(f)	Use of Proceeds	25
	(g)	Debt Obligation	25
	(h)	Security Interest; Financing Statements, Etc.	25
	(i)	Limitation on Certain Actions	26
6.	CONDITIONS TO COMPANY’S OBLIGATION TO SELL		26
7.	CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE		27
8.	REGISTRATION RIGHTS		28
	(a)	Mandatory Registration	28
	(b)	Obligations of the Company	31
	(c)	Obligations of the Buyer	34
	(d)	Rule 144	35
9.	INDEMNIFICATION AND CONTRIBUTION		35
	(a)	Indemnification	35
	(b)	Contribution	38
	(c)	Other Rights	38
10.	POST CLOSING COVENANTS		38
	(a)	Collateral and Security	38
	(b)	Intercreditor Agreement	39
	(c)	Perfecting Security Interests	39
11.	MISCELLANEOUS		39
	(a)	Governing Law	39
	(b)	Headings	39
	(c)	Severability	39
	(d)	Notices	39
	(e)	Counterparts	40

-ii-

(f)	Entire Agreement; Benefit	40
(g)	Waiver	41
(h)	Amendment	41
(i)	Further Assurances	41
(j)	Fees and Expenses	41
(k)	Survival	42
(l)	Public Statements, Press Releases, Etc.	42
(n)	Limitation of Liability	42

DISCLOSURE SCHEDULE

4(a)	List of Subsidiaries
4(b)	Capitalization
4(d)	Non-contravention
4(i)	Certain Changes
4(o)	Brokers and Finders
4(s)	Tax Matters

ANNEXES

ANNEX I	Form of Indenture
ANNEX II	Form of Purchase Option Notice
ANNEX III	Form of Common Stock Purchase Warrants
ANNEX IV	Form of First Supplemental Indenture
ANNEX V	Form of Opinion of Company Counsel
ANNEX VI	Form of Pledge and Security Interest; Collateral; Mortgage and Mortgaged Property Provisions to be contained in Supplemental Indenture
ANNEX VII	Form of Mortgage

-iii-

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT, dated as of February 17, 2004 (this “Agreement”), by and between ACCLAIM ENTERTAINMENT, INC., a Delaware corporation (the “Company”), with headquarters located at One Acclaim Plaza, Glen Cove, New York, 11542, and ALEXANDRA GLOBAL MASTER FUND LTD., a British Virgin Islands corporation (the “Buyer”, also referred to herein as the “Investor”)).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Buyer wishes to purchase from the Company and the Company wishes to sell to the Buyer, upon the terms and subject to the conditions of this Agreement, the Notes (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1) in the principal amounts set forth on the signature page of this Agreement and which will be convertible into shares of Common Stock;

WHEREAS, on or before the Initial Closing Date the Company and the Trustee shall execute and deliver, one to the other, the Supplemental Indenture in the form referred to herein, which provides, among other things, for the grant to the Trustee for the ratable benefit of the holders from time to time of the Notes of a second priority security interest in certain collateral upon the terms and with the effect as provided therein; and

WHEREAS, in connection with the issuance of the Notes, the Company is issuing to the Buyer the Warrants on the terms provided herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

(a) As used in this Agreement, the terms “Agreement”, “Buyer” and “Company” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account” shall have the meaning to be provided or provided in the Supplemental Indenture.

“Additional Registrable Securities” means any Notes and shares of Common Stock which are included within the definition of Registrable Securities but not included in any Registration Statement pursuant to Section 8(a)(1).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Approved Market” means the American Stock Exchange, Inc., Nasdaq, Nasdaq SmallCap or the New York Stock Exchange, Inc.

“Blackout Period” means the period of up to 45 consecutive Trading Days (whether or not consecutive) during any period of 365 consecutive days after the date the Company notifies the Investor that it is required, pursuant to Section 8(c)(4), to suspend offers and sales of Registrable Securities as a result of an event or circumstance described in Section 8(b)(5)(A), during which period, by reason of Section 8(b)(5)(B), the Company is not required to amend the Registration Statement or supplement the related Prospectus.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Claim” means, with respect to any Person, any losses, claims, damages or liabilities incurred by such Person.

“Closing Date” means the Initial Closing Date, the First Option Closing Date or the Second Option Closing Date, as the case may be.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and published interpretations thereof.

“Collateral” shall have the meaning to be provided or provided in the Supplemental Indenture.

“Common Stock” means the Common Stock, par value $.02 per share, of the Company.

“Contracts” shall have the meaning to be provided or provided in the Supplemental Indenture.

“Conversion Price” shall have the meaning to be provided or provided in the Supplemental Indenture.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Note.

“Derivative Securities” shall have the meaning provided in Section 4(c)(1).

“Disclosure Schedule” means the Disclosure Schedule prepared by the Company and furnished to the Buyer prior to the date of execution and delivery of this Agreement by the Buyer.

“Effective Registration” with respect to any Registrable Securities means the resale of such Registrable Securities is covered by an effective Registration Statement in accordance with the terms herein and such Registration Statement is not subject to any suspension or stop order and is expected to remain effective and available for use by the selling stockholders named therein or in any related prospectus supplement for at least 15 Trading Days thereafter.

“Encumbrances” means all mortgages, deeds of trust, claims, security interests, liens, pledges, leases, subleases, charges, escrows, options, proxies, rights of occupancy, rights of first refusal, preemptive rights, covenants, conditional limitations, hypothecations, prior assignments, easements, title retention agreements, indentures, security agreements or any other encumbrances of any kind.

“Event of Default” shall have the meaning to be provided or provided in the Supplemental Indenture.

“First Option Closing Date” means 12:00 noon, New York City time, on the date which is five Trading Days after (i) the Company gives the Purchase Option Notice to exercise the First Purchase Option, or (ii) the Buyer gives the Company written notice that it has elected to purchase the First Option Notes, or such other date and time as is mutually agreed between the Company and the Buyer.

“First Option Notes” means the Notes in the principal amount of $5,000,000.00 issuable or issued pursuant to Section 2(b) having the terms and conditions set forth in the Supplemental Indenture.

“First Option Period” means the period beginning on the Initial Closing Date and ending on the day that is 270 days after the Initial Closing Date.

“GMAC” means GMAC Commercial Finance LLC.

“Holder” shall have the meaning to be provided or provided in the Indenture.

“Indebtedness” shall have the meaning to be provided or provided in the Supplemental Indenture.

“Indemnified Party” means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

“Indemnified Person” means each Investor who owns or holds Registrable Securities and each Investor who sells such Registrable Securities in the manner permitted under this Agreement, the directors, if any, of such Investor, the officers, if any, of any such Investor, each Person, if any, who controls any such Investor within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

“Indenture” means the Indenture, to be dated February 17, 2004, by and between the Company and the Trustee in the form attached as Annex I to this Agreement.

“Initial Closing Date” means 12:00 noon, New York City time, on February 17, 2004, or such other date and time as is mutually agreed between the Company and the Buyer.

“Initial Notes” means the Notes in the principal amount of $15,000,000.00 issuable or issued pursuant to Section 2(a) having the terms and conditions set forth in the Supplemental Indenture.

“Initial Registrable Securities Amount” shall have the meaning provided in Section 8(a)(1).

“Intellectual Property” means all franchises, patents, patent rights, trademarks, service marks, trade names (whether registered or unregistered), copyrights, corporate names, licenses, trade secrets, proprietary software or hardware, proprietary technology, technical information, discoveries, designs and other proprietary rights, whether or not patentable, and confidential information (including, without limitation, know-how, processes and technology).

“Lien” shall have the meaning to be provided or provided in the Supplemental Indenture.

“Margin Stock” shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221).

“Market Price” shall have the meaning to be provided or provided in the Supplemental Indenture.

“Maturity Date” shall have the meaning to be provided or provided in the Supplemental Indenture.

“NASD” means the National Association of Securities Dealers, Inc.

“Nasdaq” means the Nasdaq National Market.

“Nasdaq SmallCap” means the Nasdaq SmallCap Market.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1939 Act” means the Trust Indenture Act of 1939, as amended.

“1939 Act Rules and Regulations” means the rules and regulations of the SEC under the 1939 Act.

“1933 Act” means the Securities Act of 1933, as amended.

“New York UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Notes” means the 9% Senior Subordinated Convertible Notes due 2007 of the Company to be issued or issuable pursuant to this Agreement.

“Permitted Liens” shall have the meaning to be provided or provided in the Supplemental Indenture.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association, or similar entity or any government, governmental agency or political subdivision.

“Prospectus” means the prospectus forming part of a Registration Statement at the time such Registration Statement is declared effective and any amendment or supplement thereto (including the Prospectus Supplement), including any documents or information incorporated therein by reference.

“Purchase Option Notice” means a Purchase Option Notice in the form of Annex II to this Agreement.

“Purchase Price” means with respect to any Note the purchase price for such Note, which shall equal the principal amount of such Note.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement or Statements by the SEC.

“Registrable Securities” means the Notes, the Shares and any stock or other securities into which or for which the Common Stock may hereafter be changed, converted or exchanged by the Company or its successor, as the case may be, and any other securities issued to holders of such Common Stock (or such shares into which or for which such Shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event.

“Registration Default Period” means the period following the date which is 45 days after the Closing Date during which any Registration Event occurs and is continuing.

“Registration Event” means the occurrence of any of the following events:

(i) the Company fails to file with the SEC a Registration Statement on or before the date by which the Company is required to file a Registration Statement pursuant to Section 8(a)(1),

(ii) the Registration Statement covering Registrable Securities is not declared effective by the SEC within 90 days following the applicable Closing Date; provided, however, that if such Registration Statement is subject to review by the SEC staff, such effective date shall be within 120 days following the applicable Closing Date, or

(iii) after the SEC Effective Date, sales cannot be made pursuant to the Registration Statement for a period of 30 consecutive Trading Days for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement) but except as excused pursuant to Section 8(b)(5).

“Registration Period” means the period from the SEC Effective Date to the earlier of the date (x) which is two years after the issuance date of the Notes, (y) on which the Registrable Securities may be sold pursuant to Rule 144(k), or (z) the Registrable Securities remain outstanding.

“Registration Statement” means a registration statement of the Company under the 1933 Act relating to the Registrable Securities and which names the Investor as a selling stockholder.

“Repurchase Event” shall have the meaning to be provided or provided in the Supplemental Indenture.

“Required Information” means, with respect to each Investor, all information regarding such Investor, the Registrable Securities held by such Investor or which such Investor has the right to acquire and the intended method of disposition of the Registrable Securities held by such Investor or which such

Investor has the right to acquire as shall be required by the 1933 Act to effect the registration of the resale by such Investor of such Registrable Securities.

“Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

“Rule 144” means Rule 144 under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a “safe harbor” exemption from registration under the 1933 Act so as to permit a holder of securities to sell such securities to the public without registration under the 1933 Act.

“Rules and Regulations” means the rules and regulations of the SEC under the 1933 Act.

“SEC” means the Securities and Exchange Commission.

“SEC Effective Date” means the date a particular Registration Statement is declared effective by the SEC.

“SEC Filing Date” means the date the Registration Statement is first filed with the SEC.

“SEC Reports” means (1) the Company’s Annual Report on Form 10-K for the transitional period from September 1, 2002 to March 31, 2003, (2) the Company’s definitive Proxy Statement for its 2004 Annual Meeting of Stockholders filed on January 5, 2004, (3) the Quarterly Reports on Form 10-Q filed on August 18, 2003 and November 17, 2003 and (4) the Company’s Current Reports on Form 8-K, dated June 2, 2003, June 10, 2003, July 18, 2003, July 28, 2003, August 19, 2003, September 10, 2003, October 1, 2003, October 6, 2003, December 18, 2003, January 22, 2004 and January 23, 2004, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

“Second Option Closing Date” means 12:00 noon, New York City time, on the date which is five Trading Days after (i) the Company gives the Purchase Notice to exercise the Second Purchase Option, or (ii) the Buyer gives the Company written notice that it has elected to purchase the Second Option Notes, or such other date and time as is mutually agreed between the Company and the Buyer.

“Second Option Notes” means the Note in the principal amount of $5,000,000.00 issuable or issued pursuant to Section 2(c) having the terms and conditions set forth in the Supplemental Indenture.

“Second Option Period” means the period beginning on the date which is 365 days after the Initial Closing Date and ending on the date which is 545 days after the Initial Closing Date.

“Securities” means, collectively, the Note, the Warrants and the Shares.

“Security Interest” shall have the meaning to be provided or provided in the Supplemental Indenture.

“September 10-Q” means the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as filed with the SEC.

“Shares” means the Conversion Shares and the Warrant Shares.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Supplemental Indenture” means the First Supplemental Indenture, to be dated as of February 17, 2004, by and between the Company and the Trustee in the form attached as Annex IV to this Agreement.

“Trading Day” shall have the meaning to be provided or provided in the Supplemental Indenture.

“Transaction Documents” means, collectively, this Agreement, the Indenture, the Supplemental Indenture, the Securities and the other agreements, instruments and documents contemplated hereby and thereby.

“Trustee” means U.S. Bank Trust National Association, as Trustee under the Indenture and the Supplemental Indenture.

“Violation” means

(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or

(iii) any failure by the Company to fulfill any undertaking included in the Registration Statement or any post-effective amendment thereof.

“Warrant Shares” means the shares of Common Stock issuable or issued upon exercise of the Warrants.

“Warrants” means the Common Stock Purchase Warrants in the form attached as Annex III to this Agreement to be issued or issued pursuant to this Agreement and initially entitling the holder to purchase the number of shares of Common Stock determined in accordance with Sections 2(a), 2(b) and 2(c), as the case may be.

2. PURCHASE AND SALE; PURCHASE PRICE.

(a) Purchase. Upon the terms and subject to the conditions of this Agreement, the Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer on the Initial Closing Date, the Initial Note in the principal amount set forth on the signature page of this Agreement and having the terms and conditions as set forth in the Indenture and the Supplemental Indenture attached hereto as Annex IV for the Purchase Price. In connection with the purchase and sale of the Initial Note by the Buyer, the Company shall issue to the Buyer at the closing on the Closing Date a Warrant, registered in the name of the Buyer or its nominee, which shall initially entitle the holder to purchase a number of shares of Common Stock equal to 20 percent of the quotient obtained by dividing (x) the original principal amount of the Initial Note by (y) the Conversion Price at the time of issuance of the Initial Note, which Warrant shall have an initial Purchase Price (as defined in the Warrant) equal to the Conversion Price at the time of issuance of the Initial Note.

(b) Exercise of First Purchase Option. (1) Upon the terms and subject to the conditions of this Agreement, during the First Option Period, the Company shall have the right to require the Investor to purchase from the Company, on the First Option Closing Date, the First Option Note, for the applicable Purchase Price. The Company shall not have the right to require the Investor to purchase the First Option Notes unless (i) on the date the Company gives the Purchase Option Notice with respect to the First Option Notes there is an Effective Registration with respect to the Registrable Securities issued or issuable in connection with the Notes and Warrants issued on the Initial Closing Date, (ii) during the First Option Period for a period of 20 consecutive Trading Days ending not more than ten Trading Days prior to the date the Company gives such Purchase Option Notice, the Company’s Common Stock trades at least 125% of the Conversion Price and (iii) the Common Stock is listed on an Approved Market.

(2) In connection with the purchase of the First Option Notes by the Buyer, the Company shall issue to the Buyer, at the closing on the First Option Closing Date, Warrants, registered in the name of the Buyer or its nominee, which shall initially entitle the holder to purchase a number of shares of Common Stock equal to 20% of the quotient obtained by dividing (x) the original principal amount of the First Option Note by (y) the Conversion Price at the time of issuance of the First Option Note, which Warrant shall have an initial Purchase Price equal to the Conversion Price at the time of issuance of the First Option Note and having the terms and conditions set forth in the form of Warrant attached hereto as Annex III.

(3) In order to exercise its right to require the Buyer to purchase the First Option Notes, the Company shall give a Purchase Option Notice to the Buyer, which notice shall be given by the Company during the First Option Period. Upon giving the Purchase Option Notice for the First Option Notes to the Buyer, the Company shall be obligated to sell and the Buyer shall be obligated to purchase the First Option Notes and the Company shall issue such Warrants upon the terms and subject to the conditions of this Agreement

(4) Notwithstanding anything to the contrary contained herein, the Buyer may in its sole discretion, elect to exercise its right to purchase from the Company on the First Option Closing Date the First Option Note by giving written notice to the Company during the First Option Period. Upon giving such written notice to the Company, the Company shall be obligated to sell the First Option Notes and issue the Warrants in accordance with Section 2(b)(2) upon the terms and subject to the conditions of this Agreement.

(c) Exercise of Second Purchase Option. (1) Upon the terms and subject to the conditions of this Agreement, during the Second Option Period the Company shall have the right to require the Buyer to purchase from the Company, on the Second Option Closing Date, the Second Option Note for the applicable Purchase Price. The Company shall not have the right to require the Investor to purchase the Second Option Notes unless (A) (i) with respect to a Purchase Option Notice given on or after the date which is 365 days after the Initial Closing Date, for a period of 20 consecutive Trading Days ending not more than ten Trading Days prior to the date the Company gives such Purchase Option Notice the Market Price of the Common Stock shall be at least 200% of the Conversion Price in effect on the date the Company gives such Purchase Option Notice, or (ii) with respect to a Purchase Option Notice given on or after the date which is 455 days after the Initial Closing Date, for a period of 20 consecutive Trading Days ending not more than ten Trading Days prior to the date the Company gives such Purchase Option Notice the Market Price of the Common Stock shall be at least 150% of the Conversion Price in effect on the date the Company gives such Purchase Option Notice and (B) the Common Stock is listed on an Approved Market.

(2) In connection with the purchase of the Second Option Notes by the Buyer, the Company shall issue to the Buyer, at the closing on the Second Option Closing Date, Warrants, registered in the name of the Buyer or its nominee, which shall initially entitle the holder to purchase a number of shares of Common Stock equal to 20% of the quotient obtained by dividing (x) the original principal amount of the Second Option Note by (y) the Conversion Price as in effect at the time of issuance of the Second Option Note, which Warrant shall have an initial Purchase Price equal to the Conversion Price at the time of issuance of the Second Option Note and having the terms and conditions set forth in the form of Warrant attached hereto as Annex III.

(3) In order to exercise its right to require the Buyer to purchase the Second Option Notes, the Company shall give a Purchase Option Notice to the Buyer, which notice shall be given by the Company during the Second Option Period. Upon giving the Purchase Option Notice for the Second Option Notes to the Buyer, the Company shall be obligated to sell the Second Option Notes and issue such Warrants to the Buyer upon the terms and subject to the conditions of this Agreement.

(4) Notwithstanding anything to the contrary contained herein, the Buyer may in its sole discretion, elect to exercise its right to purchase from the Company on the Second Option Closing Date the Second Option Note by giving written notice to the Company during the period beginning on the Initial Closing Date and ending on the date which is 545 days after the Initial Closing Date. Upon giving such written notice to the Company, the Company shall be obligated to sell the Second Option Notes and issue the Warrants in accordance with Section 2(c)(2) upon the terms and subject to the conditions of this Agreement.

(d) Initial Closing. The issuance and sale of the Note and the issuance of the Warrants issuable pursuant to Section 2(a) shall occur on the Initial Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall issue and deliver to the Buyer the Note and the Warrants issuable pursuant to Section 2(a) against payment by the Buyer to the Company by wire transfer of immediately available funds of an amount equal to the Purchase Price, and (2) the Buyer shall pay to the Company an amount equal to the Purchase Price against delivery by the Company to the Buyer of the Note and the Warrants issuable pursuant to Section 2(a).

(e) First Option Closing; Second Option Closing. The issuance and sale of the Notes and the issuance of the Warrants issuable pursuant to Section 2(b) and 2(c) shall occur on the First Option Closing Date and the Second Option Closing Date, respectively, at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York. At the closing on each such Closing Date, upon the terms and subject to the conditions of this Agreement, (1) the Company shall issue and deliver to the Buyer the Notes and Warrants issuable pursuant to Section 2(b) or 2(c), as the case may be, against payment by the Buyer to the Company of amounts equal to the respective Purchase Prices therefor payable by the Buyer and (2) the Buyer shall pay to the Company by wire transfer of immediately available funds an amount equal to the Purchase Price payable by the Buyer for such Note against delivery by the Company to the Buyer of the Note and Warrant issuable to the Buyer pursuant to Section 2(b) or 2(c), as the case may be.

3. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYER.

The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

(a) Purchase for Investment. The Buyer is purchasing the Notes and acquiring the Warrants for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; and the Buyer will acquire any Shares issued to the Buyer prior to the SEC Effective Date of a Registration Statement covering the resale of such Shares by the Buyer for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act prior to the SEC Effective Date; and the Buyer has no intention of making any distribution, within the meaning of the 1933 Act, of the Shares except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom;

(b) Accredited Investor. The Buyer is: (i) experienced in making investments of the kind contemplated by this Agreement; (ii) able, by reason of business and financial experience, to protect its own interests in connection with the transactions contemplated by this Agreement; (iii) able to afford the entire loss of its investment in the Securities; (iv) an “accredited investor” as that term is defined in Rule 501 of Regulation D; and (v) not a broker-dealer or an affiliate of a broker-dealer as such terms are defined in the 1934 Act.

(c) Subsequent Offers and Sales. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to an effective registration statement under the 1933 Act or pursuant to an applicable exemption from such registration;

(d) Company Reliance. The Buyer understands that (1) the Notes are being offered and sold and the Warrants are being issued to the Buyer, (2) the Shares are being offered to the Buyer, and (3) upon exercise of the Warrants, the Warrant Shares will be sold to the Buyer, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth in this Agreement and in all of the other Transaction Documents, a true and accurate copy of which has been delivered by the Buyer to the Company, in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire or receive an offer to acquire the Securities;

(e) Information Provided. The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Notes and the offer of the Warrant Shares deemed relevant by them; the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and its Subsidiaries and have received satisfactory answers to any such inquiries; without limiting the generality of the foregoing, the

Buyer has had the opportunity to obtain and to review the SEC Reports; in connection with its decision to purchase the Notes and to acquire the Warrants, the Buyer has relied solely upon the SEC Reports, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as any investigation of the Company completed by the Buyer or its advisors; the Buyer understands that its investment in the Securities involves a high degree of risk; and the Buyer understands that the offering of the Notes is being made to the Buyer as part of an offering without any minimum or maximum amount of the offering (subject, however, to the right of the Company at any time prior to execution and delivery of this Agreement by the Company, in its sole discretion, to accept or reject an offer by the Buyer to purchase the Notes and to acquire the Warrants);

(f) Absence of Approvals. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities; and

(g) Note Purchase Agreement. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement, the Transaction Documents and all ancillary documents, schedules, and the other agreements executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly and validly authorized, duly executed and delivered by the Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(h) Brokers. The Buyer has not employed, engaged or retained, or otherwise incurred any liability to, any person as a broker, finder, agent or other intermediary in connection with the transactions contemplated herein.

(i) No General Solicitation. The Buyer did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

(j) Subordination of Notes. As set forth in Section 10 of the Supplemental Indenture, the Buyer represents and warrants that it is aware that the Notes are subordinate to the Senior Indebtedness (as defined in the Supplemental Indenture) and any and all payments which the Holder (as hereinafter defined) shall receive pursuant to the Note are subject to Section 10 of the Supplemental Indenture.

(k) Non-contravention. The execution and delivery of the Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the organizational documents of the Buyer, (ii) conflict with or result in a breach by the Buyer of the terms or provisions of, or constitute a default under, or result in the modification of, or entitle any party other than the Buyer to terminate, or require any consent or approval of any such party with respect to, any material agreement to which the Buyer is a party, (iv) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body in the United States or in any other country having jurisdiction over the Buyer or any of their respective properties or assets which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations of the Buyer, taken as a whole, or the validity or enforceability of, or the ability of the Buyer to perform its obligations under, the Transaction Documents.

4. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY.

The Company represents and warrants to, and covenants and agrees with, the Buyer that:

(a) Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. Each of the Company’s subsidiaries is a corporation duly organized and validly existing under the laws of its respective jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect on the Company (as hereinafter defined). All of the outstanding capital stock of the Company’s subsidiaries is owned either directly or indirectly by the Company. The Company and its subsidiaries have all requisite corporate power and authority, and hold all licenses, permits and other required authorizations from governmental authorities, necessary to conduct their business as it is now being conducted or proposed to be conducted and to own or lease their properties and assets as they are now owned or held under lease. The Company does not have any subsidiaries or equity investments in any one Person other than the Subsidiaries and other Persons listed in Section 4(a) of the Disclosure Schedule.

(b) Capitalization. (1) On the date hereof, the authorized capital stock of the Company consists of (A) 300,000,000 shares of Common Stock, of which 113,403,910 shares were outstanding at the close of business on February 5, 2004 and (B) 10,000,000 shares of Preferred Stock, $.02 par value, none of which are outstanding; from February 5, 2004 to the Initial Closing Date there will be (x) no material increase in the number of shares of Common Stock outstanding (except for shares of Common Stock issued upon exercise of options and warrants outstanding on the date hereof, or options or similar rights granted subsequent to the date of this Agreement pursuant to the Company’s stock option plans currently in effect, in each case under the Company’s stock option plans disclosed in the SEC Reports) and (y) no issuance of securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock. Section 4(b) of the Disclosure Schedule sets forth all of the options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company (collectively, the “Derivative Securities”) which are outstanding on December 31, 2003, including in each case: (i) the name and class of such Derivative Securities; and (ii) the number of shares of Common Stock into which such Derivative Securities are convertible as of December 31, 2003.

(2) Issuance of the Securities and Warrant Shares. The Notes are duly authorized, issued and delivered and the Conversion Shares when issued in accordance with the terms of the Notes or the Warrants, as the case may be, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens imposed by or through the Company, will not be subject to preemptive rights, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any stockholder of the Company to acquire the Securities. The Company received notification from Nasdaq (as defined below) on January 24, 2003 that the Common Stock did not meet the minimum bid requirements and is therefore subject to delisting from Nasdaq. On January 21, 2004, the Company was granted an extension of time until January 24, 2005 by Nasdaq (as defined below) to achieve compliance with such minimum bid requirements, and the Company has committed in writing to Nasdaq to seek shareholder approval for a reverse stock split at its next annual meeting of shareholders and to promptly effectuate such split, if compliance is not achieved by January 24, 2005. The Company has duly reserved from its authorized and unissued shares a sufficient number of shares of Common for issuance upon conversion of the Notes and exercise of the Warrants.

(c) Corporate Authorization. This Agreement and the other Transaction Documents have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Buyer, this Agreement is, and, when executed and delivered by the Company and the Trustee, the Indenture and Supplemental Indenture will be, and when executed by the Company, authenticated by the Trustee and issued to the Buyer against payment therefor to the Company of the respective Purchase Prices in accordance with this Agreement, the Notes will be and, when executed by the Company, the Warrants will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(d) Non-contravention. Except as disclosed in Section 4(d) of the Disclosure Schedule, the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the certificate of incorporation or by-laws of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance (other than pursuant to the Supplemental Indenture) upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, (iii) conflict with or result in a breach by the Company or any Subsidiary of the terms or provisions of, or constitute a default under, or result in the modification of, or entitle any party other than the Company to terminate, or require any consent or approval of any such party with respect to, any material agreement to which the Company is a party that relates to any Subsidiary, (iv) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body in the United States or in any other country having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets which (x) relates to or affects the Collateral or (y) would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents.

(e) Approvals, Filings, Etc. No authorization, approval or consent of, or filing with, any United States or foreign court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary for (A) the execution, delivery and performance by the Company of the Transaction Documents, (B) the issuance and sale of the Securities as contemplated by the Transaction Documents, (C) for the grant by the Company of the Lien on the Collateral pursuant to the Supplemental Indenture, (D) to perfect the Lien purported to be created by the Supplemental Indenture and (E) the performance by the Company of its other obligations under the Transaction Documents, other than (1) listing of the Shares on Nasdaq SmallCap, (2) effectiveness of the Registration Statement under the 1933 Act, (3) qualification of the Indenture under the 1939 Act, (4) as may be required under applicable state securities or “blue sky” laws, and (5) filing of financing statements under the provisions of applicable state Uniform Commercial Codes.

(f) Information Provided. The SEC Reports, the Transaction Documents and the instruments delivered by the Company to the Buyer in connection with the closing on the Closing Date do not and will not on the date of execution and delivery of this Agreement, the date of delivery thereof to the Buyer and on the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(f), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(f) to the extent that a statement in any document included in such information which was prepared and furnished to the Buyer on a later date or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

(g) SEC Filings. The Company has filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC since September 1, 2002.

(h) Absence of Certain Proceedings. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or, to the actual knowledge of the Company and the Subsidiaries, threatened against or affecting the Company or any Subsidiary wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations.

(i) Absence of Certain Changes. Since September 31, 2003, except as disclosed in the SEC Reports or Section 4(i) of the Disclosure Schedule, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations.

(j) Internal Accounting Controls. The Company maintains a system of internal accounting controls for the Company and the Subsidiaries which meets the requirements of the 1934 Act in all material respects.

(k) Compliance with Law. To the knowledge of the Company, except as set forth in the SEC Reports, neither the Company nor any Subsidiary is in violation of or has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, except where such violation or liability would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations of the Company and the Subsidiaries, taken as a whole.

(l) Properties. Except as disclosed in the SEC Reports, the Company and each Subsidiary has good title to all property, real and personal (tangible and intangible), and other assets owned by it, free and clear of all security interests, pledges, charges, mortgages, liens or other encumbrances, except for Permitted Liens. The leases, licenses or other contracts or instruments under which the Company and each Subsidiary leases, holds or is entitled to use any property, real or personal, which individually or in the aggregate are material to the Company and the Subsidiaries, taken as a whole, are valid, subsisting and enforceable. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

(m) Insurance. The Company and each Subsidiary maintains insurance against loss or damage by fire or other hazard and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties.

(n) Investment Company. Neither the Company nor any Subsidiary is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(o) Absence of Brokers, Finders, Etc. Except as set forth on Section 4(o) of the Disclosure Schedule, no broker, finder, or similar Person is entitled to any commission, fee, or other compensation by reason of the transactions contemplated by this Agreement, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any Person for any such commission, fee or other compensation.

(p) No Solicitation. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement; and neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any promissory notes, warrants, shares of Common Stock or other securities to, or solicit any offers to buy any such security from, any Person so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the 1933 Act.

(q) Indenture; Supplemental Indentures. On the SEC Effective Date of the Registration Statement registering the Initial Notes, the Indenture, as supplemented by the Supplemental Indenture, will comply with all applicable provisions of the 1939 Act and the 1939 Act Rules and Regulations.

(r) Absence of Rights Agreement. The execution, delivery and performance of the Transaction Documents by the Company will not cause a Triggering Event as that term is defined in the Rights Agreement between the Company and American Securities Transfer & Trust, Inc.

(s) Tax Matters. Except as set forth in Section 4(s) of the Disclosure Schedule, the Company and each Subsidiary has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency in excess of $50,000 has been determined adversely to the Company or any Subsidiary which has had (nor does the Company or any Subsidiary have any knowledge of any deficiency in excess of $50,000 which, if determined adversely to the Company or any Subsidiary, might have) a material adverse effect on the business, properties, operations, condition (financial or other), or results of operations of the Company and the Subsidiaries, taken as a whole.

5. CERTAIN COVENANTS.

(a) Transfer Restrictions. The Buyer acknowledges and agrees that (1) the Warrants have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Notes and the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Notes and the Warrants may not be transferred unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company and its legal counsel, to the effect that the Notes or the Warrants to be transferred may be transferred without such registration or unless transferred in accordance with Rule 144A to a Qualified Institutional Buyer (as defined in Rule 144A) (“QIB”); (2) no sale, assignment or other transfer of the Notes or the Warrants or any interest therein may be made except in accordance with the terms hereof and thereof; (3) the Notes and the Shares may not be resold by the Buyer unless the resale has been registered under the 1933 Act or is made pursuant to an applicable exemption from such registration and the Company shall have received the opinion of counsel provided for in the second to last sentence of this Section 5(a); (4) any sale of the Notes and the Shares under a Registration Statement shall be made only in compliance with the terms of this Section 5(a) and Section 8 (including, without limitation, Section 8(c)(5)); (5) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (6) the Company is under no obligation to register the Securities (other than registration of the resale of the Notes and the Shares in accordance with Section 8) under the 1933 Act or, except as provided in Section 5(c) and Section 8, to comply with the terms and conditions of any exemption thereunder. Prior to the time particular Shares are eligible for resale under Rule 144(k), the Buyer may not transfer the Shares in a transaction which does not constitute a transfer thereof pursuant to the applicable Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the related Prospectus unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company and its legal counsel, that such Shares may be so transferred without registration under the 1933 Act. Nothing in any of the Transaction Documents shall limit the right of a holder of the Securities to make a bona fide pledge thereof to an institutional lender and the Company agrees to cooperate with any Buyer who seeks to effect any such pledge by providing such information and making such confirmations as reasonably requested.

(b) Restrictive Legends. (1) The Buyer acknowledges and agrees that until such time as the Notes have been registered for resale under the 1933 Act as contemplated by Section 8, the Note shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Note):

This Note has not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws. The issuance to the holder of this Note of the shares of Common Stock issuable pursuant to this Note are not covered by a registration statement under the 1933 Act or registration under state securities laws. This Note has been acquired, and such shares must be acquired, for investment only and may not be sold, transferred or assigned unless (1) their resale is registered under the 1933 Act, (2) the Company has received an opinion of counsel reasonably satisfactory in form, scope and substance to the Company and its legal counsel that such registration is not required or (3) sold, transferred or assigned to a QIB pursuant to Rule 144A.

(2) The Buyer further acknowledges and agrees that the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrants):

This Warrant and the securities issuable upon its exercise have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be sold, transferred or assigned unless (1) the resale hereof is registered under the Act, (2) the Company has received an opinion of counsel reasonably satisfactory in form, scope and substance to the Company and its legal counsel that such registration is not required or (3) sold, transferred or assigned to a QIB pursuant to Rule 144A.

(3) The Buyer further acknowledges and agrees that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by Section 8 or are eligible for resale under Rule 144(k) under the 1933 Act, the certificates for the Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “1933 Act”). The securities have been acquired for investment purposes only and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the 1933 Act or an opinion of counsel that registration is not required under the 1933 Act.

(4) After the SEC Effective Date of any Registration Statement, or particular Shares covered by any Registration Statement are eligible for resale pursuant to Rule 144(k) under the 1933 Act, with respect to any Shares covered by such Registration Statement thereafter (1) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any such Shares issued prior to the SEC Effective Date or prior to the time of such eligibility, as the case may be, which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly but in no event later than ten Business Days after surrender of such certificates by the Buyer and (2) the Company shall not place any restrictive legend on certificates for Conversion Shares issued on conversion of a Note or on any Warrant Shares issued upon exercise of a Warrant or impose any stop-transfer restriction thereon.

(c) Form D. The Company agrees to file one or more Forms D with respect to the Securities as required under Regulation D to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

(d) Nasdaq Listing; Reporting Status. Prior to the Initial Closing Date, the Company will file with Nasdaq SmallCap an application or other document required by Nasdaq for the listing of the Shares with Nasdaq SmallCap. So long as the Buyer beneficially owns any portion of any of the Securities, the Company will use commercially reasonable efforts to maintain the listing of the Common Stock on Nasdaq SmallCap or another national securities exchange. During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. For the purposes of this Section 5(d) a report, or reports, filed within the time specified in Form 12b-25 filed with the SEC in accordance with the 1934 Act shall be deemed a timely filing regardless of the frequency of such Form 12b-25 filings by the Company.

(e) Indenture; Supplemental Indenture; Financing Statements, Etc. The Company agrees to execute and deliver to the Trustee on or before the Closing Date the Indenture in the form of Annex I to this Agreement and the Supplemental Indenture in the form of Annex IV to this Agreement.

(f) Use of Proceeds. The Company represents and agrees that: (1) the proceeds of sale of the Notes, the Warrants and the Warrant Shares will be used for general working capital purposes and in the operation of the Company’s business; (2) none of such proceeds will be used, directly or indirectly (A) to make any loan to or investment in any other Person that is principally engaged in any business other than the types of business permitted by Section 5.04 of the Supplemental Indenture or that would otherwise fail to comply with the Indenture or the Supplemental Indenture or (B) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which would constitute the transactions contemplated by this Agreement as a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; and (3) neither the Company nor any agent acting on its behalf has taken or will take any action which would cause this Agreement or the transactions contemplated hereby to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

(g) Debt Obligation. So long as any portion of the Note is outstanding, the Company shall cause its books, records and financial statements to reflect the Note in accordance with generally accepted accounting principles of the United States, consistently applied.

(h) Security Interest; Financing Statements, Etc. The Company shall use commercially reasonable efforts to promptly, but in no event later than ten (10) business days after the Buyer enters into an Intercreditor Agreement with GMAC, as contemplated by Article 10 of this Agreement complete the steps necessary for the perfection of the Mortgage and the Security Interest in the Collateral contemplated by the Supplemental Indenture including, without limitation, obtaining any necessary consent of GMAC. The Company shall prepare and within ten (10) business days after the Buyer enters into an Intercreditor Agreement with GMAC, as contemplated by Article 10 of this Agreement execute and deliver to the Trustee Uniform Commercial Code financing statements on Form UCC-1 relating to the Collateral in which the Company is granting a second priority Security Interest to the Trustee for the benefit of the holders of the Notes pursuant to the Supplemental Indenture for filing with the appropriate officials.

(i) Limitation on Certain Actions. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Initial Notes, the Company (1) shall comply with Article Five of the Supplemental Indenture as if the Supplemental Indenture had been executed and delivered by the Company and the Trustee and the Notes were outstanding, (2) shall not take any action which, if the Note were outstanding, (A) would constitute an Event of Default or, with the giving of notice or the passage of time or both, would constitute an Event of Default or (B) would constitute a Repurchase Event or, with the giving of notice or the passage of time or both, would constitute a Repurchase Event.

6. CONDITIONS TO COMPANY’S OBLIGATION TO SELL.

The Company’s obligation to sell to the Buyer the Notes and to issue to the Buyer the Warrants on each Closing Date under the Agreement are subject to the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

(a) On such Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by the Transaction Documents;

(b) The representations and warranties of the Buyer contained in this Agreement shall have been true and correct on the date of this Agreement and on such Closing Date as if made on such Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date); and on or before such Closing Date the Buyer shall have performed all covenants and agreements of the Buyer contained in the Transaction Documents and required to be performed by the Buyer on or before such Closing Date; and

(c) The Buyer shall have delivered the respective Purchase Price to be paid by the Buyer for the respective Notes at the closing on such Closing Date as specified in Section 2(a), 2(b) or 2(c), as the case may be; and

(d) On or prior to the Initial Closing Date, the Company shall have received a written consent or waiver from GMAC appropriate for consummation of the transactions contemplated by the Transaction Documents.

(e) The Buyer shall have executed each of the Transaction Documents and any and all ancillary documents thereto and delivered the same to the Company.

(f) The Company shall have received from the Buyer such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Buyer in connection with the Transaction Documents contemplated by this Agreement and the other Transaction Documents and all documents and papers relating to such Transaction Documents shall be satisfactory to the Company.

7. CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE.

The Buyer’s obligation to purchase the Note and acquire the Warrants from the Company on each Closing Date under this Agreement are subject to satisfaction of the following conditions precedent on or before such Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

(a) The Trustee shall have executed and delivered to the Company the Indenture and the Supplemental Indenture and copies thereof, as so executed and duly executed and delivered by the Company, shall have been furnished to the Buyer;

(b) On such Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by the Transaction Documents;

(c) The representations and warranties of the Company contained in the Transaction Documents shall have been true and correct on the date of this Agreement and shall be true and correct on such Closing Date as if given on and as of such Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date); and on or before such Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before such Closing Date;

(d) No event which, if the Note were outstanding, (1) would constitute an Event of Default or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or (2) would constitute a Repurchase Event or, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event shall have occurred and be continuing;

(e) The Company shall have delivered to the Buyer a certificate, dated such Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer, to the effect set forth in subparagraphs (b), (c) and (d) of this Section 7;

(f) The Company shall have delivered to the Buyer a certificate, dated such Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby and (3) such other matters as reasonably requested by the Buyer;

(g) On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, addressed to the Buyer, substantially in the form attached as Annex V to this Agreement with references to the Notes and Warrants being issued at such closing and the shares of Common Stock underlying such Notes and Warrants;

(h) On such Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or the Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of California or the State of New York shall not have been declared by either federal or state authorities; and

(i) On or prior to the Initial Closing Date, the Company shall have received a written consent or waiver from GMAC appropriate for consummation of the transactions contemplated by the Transaction Documents.

8. REGISTRATION RIGHTS.

(a) Mandatory Registration. (1) The Company shall include all Registrable Securities in the Registration Statement covering the shares underlying the convertible indebtedness of the Company existing on the date hereof. If for any reason the SEC does not permit all of the Registrable Securities to be included in such Registration Statement, then the Company shall prepare and file with the SEC a separate Registration Statement with respect to any such Registrable Securities not included with the initial Registration Statement, as expeditiously as possible, but in no event later than the date which is 45 days after the First Option Closing Date or the Second Option Closing Date, as the case may be, which covers the resale by the Buyer of (A) the Note issued on such Closing Date; (B) a number of shares of Common Stock equal to at least the number of Conversion Shares issuable to the Buyer if such Note were converted in full at the Conversion Price in effect on the date such Registration Statement is filed with the SEC; and (C) a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of the Warrant issued on such Closing Date, in each case in the preceding clauses (B) and (C), determined without regard to any restrictions on beneficial ownership contained in the Notes or the Warrants. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including rule 416), which determination shall be made by the Company and its legal counsel, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. For the avoidance of doubt, if the Company files the Registration Statement within the timeframes prescribed herein, but the SEC does not permit all of the Registrable Securities to be included therein, then such filing of that Registration Statement shall still be deemed timely filed and such filing will not trigger any liquidated damages provisions contained in this Agreement. On the SEC Effective Date the Company shall qualify the Indenture and the Supplemental Indenture under the 1939 Act.

(2) Prior to the applicable SEC Effective Date, and during any time subsequent to the applicable SEC Effective Date when a Registration Statement for any reason (other than reasons not attributable to the Company’s failure to take commercially reasonable actions to keep such Registration Statement effective) is not available for use by any Buyer for the resale of any Registrable Securities, the Company shall not, without prior written consent of the Buyer, file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (A) any registration statement on Form S-8 and (B) any registration statement or amendment which the Company is required to file, or as to which the Company is required to request acceleration, pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

(3) If a Registration Event occurs, then the Company will make payments to the Buyer as partial liquidated damages for the minimum amount of damages to the Buyer by reason thereof, and not as a penalty, at the rate of 1% per month of the Purchase Price paid by the Buyer pursuant to this Agreement, for each calendar month of the Registration Default Period (pro rated for any period less than 30 days). Each such payment shall be due and payable within five (5) days after the end of each calendar month of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. The Registration Default Period shall terminate upon (w) the filing of the applicable Registration Statement in the case of clause (i) of the definition of “Registration Event”; (x) the applicable SEC Effective Date in the case of clause (ii) of the definition of “Registration Event”; (y) the ability of the Buyer to effect sales pursuant to the Registration Statement in the case of clause (iii) of the definition of “Registration Event”; and (z) in the case of the events described in clauses (ii) and (iii) of the definition of “Registration Event”, the earlier termination of the Registration Period and in each such case any Registration Default Period that commenced by reason of the occurrence of such event shall terminate if at the time no other Registration Event is continuing. The amounts payable as partial liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States. Amounts payable as partial liquidated damages hereunder shall cease when the Buyer no longer holds the Notes, the 16% Convertible Subordinated Notes issued by the Company in September 2003 (the “Other Notes”), or the Warrants.

(4) At any time and from time to time, promptly following the written demand of the Investor following the issuance of any Additional Registrable Securities, and in any event within forty-five (45) days following such written demand, the Company shall prepare and file with the SEC either a new Registration Statement or a post-effective amendment to a previously filed Registration Statement, to the extent permitted under the 1933 Act, on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Additional Registrable Securities) covering the resale of the Additional Registrable Securities in an amount equal to the number of Additional Registrable Securities. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), as determined by the Company and its legal counsel, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Registrable Securities. The Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 8(b) to the Purchaser and its counsel prior to its filing or other submission.

(5) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) attempt to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b) Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall:

(1) use its commercially reasonable efforts to cause the Registration Statement to become effective as promptly as possible after the Closing Date and to keep the Registration Statement effective pursuant to Rule 415 at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request.

(2) subject to Section 8(b)(5), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period, and, during the Registration Period (other than during any Blackout Period during which the provision of Section 8(b)(5)(B) as applicable), comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investor of all Registrable Securities covered by the Registration Statement;

(3) furnish to the Investor whose Registrable Securities are included in the Registration Statement and such Investor’s respective legal counsel, promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, (1) five copies of the Registration Statement and any amendment thereto and the Prospectus and each amendment or supplement thereto, and (2) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(4) subject to Section 8(b)(5), use its commercially reasonable efforts (i) to register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Buyer reasonably requests, (ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investor in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(5) (A) as promptly as practicable after becoming aware of such event or circumstance, notify the Buyer of the occurrence of any event or circumstance of which the Company has knowledge (x) as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) which requires the Company to amend or supplement the Registration Statement due to the receipt from the Buyer or any other selling stockholder named in the Prospectus of new or additional information about such Buyer or selling stockholder or its intended plan of distribution of its Registrable Securities or other securities covered by such Registration Statement, and use its commercially reasonable efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to the Buyer as the Buyer may reasonably request;

(B) notwithstanding Section 8(b)(5)(A) above, if at any time the Company notifies the Buyer as contemplated by Section 8(b)(5)(A) the Company also notifies the Buyer that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use commercially reasonable efforts to make such amendment during a Blackout Period; provided, however, that in any period of 365 consecutive days the Company shall not be entitled to avail itself of its rights under this Section 8(b)(5)(B) with respect to more than two Blackout Periods; and provided further, however, that no Blackout Period may commence sooner than 90 days after the end of an earlier Blackout Period;

(6) as promptly as practicable after becoming aware of such event, notify each Buyer who holds Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

(7) permit the Buyer who holds Registrable Securities being included in the Registration Statement, (or its designee) and their counsel at such Buyer’s sole expense to review and have a reasonable opportunity to comment on the Registration Statement and all amendments thereto at least two Business Days (or such shorter period as may reasonably be specified by the Company) prior to their filing with the SEC;

(9) use commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement as of the SEC Effective Date to be listed on Nasdaq, Nasdaq SmallCap or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

(10) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

(11) cooperate with the Buyer who holds Shares being offered pursuant to a Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Shares to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts as the Buyer may reasonably request and registered in such names as the Buyer may request; and, not later than the applicable SEC Effective Date, the Company shall cause legal counsel selected by the Company to deliver to the Buyer, whose Registrable Securities are included in the Registration Statement opinions of counsel addressed to the Buyer, in the form, scope and substance as is customarily given in an underwritten public offering.

(12) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investor to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

(13) take all other reasonable actions necessary to expedite and facilitate disposition by the Buyer of the Registrable Securities pursuant to the Registration Statements relating thereto.

(c) Obligations of the Buyer. In connection with the registration of the Registrable Securities, the Buyer shall have the following obligations:

(1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Buyer that the Buyer shall furnish to the Company the Required Information and shall execute such documents in connection with such registration as the Company may reasonably request;

(2) The Buyer by the Buyer’s acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Buyer has notified the Company of the Buyer’s election to exclude all of such Buyer’s Registrable Securities from the Registration Statement;

(3) Each Buyer agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as otherwise is in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Buyer or its plan of distribution; each Buyer agrees (a) to notify the Company in writing in the event that such Buyer enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer(b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction; and (c) to promptly notify the Company when it has sold all of its Registrable Securities;

(4) Each Buyer acknowledges that there may occasionally be times as specified in Section 8(b)(5) or 8(b)(6) when the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC. Each Buyer hereby covenants that it will not sell any Registrable Securities pursuant to the Prospectus during the period commencing at the time at which the Company gives such Buyer notice of the suspension of the use of the Prospectus in accordance with Section 8(b)(5) or 8(b)(6) and ending at the time the Company gives such Buyer notice that such Buyer may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Buyer or files with the SEC an amended or supplemented Prospectus; and

(5) In connection with any sale of Registrable Securities which is made by an Buyer pursuant to the Registration Statement (A) if such sale is made through a broker, such Buyer shall instruct such broker to deliver the Prospectus to the purchaser or purchasers (or the broker or brokers therefore) in connection with such sale, shall supply copies of the Prospectus to such broker or brokers and shall instruct such broker or brokers to deliver such Prospectus to the purchaser in such sale or such purchaser’s broker; (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, such Buyer shall deliver, or cause to be delivered, the Prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and (B), such Buyer shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale.

(d) Rule 144. With a view to making available to each Buyer the benefits of Rule 144, the Company agrees:

(1) so long as the Buyer owns Registrable Securities, promptly upon request of such Buyer, to furnish to such Buyer such information as may be necessary to permit such Buyer to sell Registrable Securities pursuant to Rule 144 without registration and otherwise reasonably to cooperate with such Buyer and

(2) if at any time the Company is not required to file reports with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, to use its commercially reasonable efforts, upon the request of an Investor, to make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

9. INDEMNIFICATION AND CONTRIBUTION.

(a) Indemnification. (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation or any of the transactions contemplated by this Agreement. Subject to the restrictions set forth in Section 9(a)(3) with respect to the number of legal counsel, the Company shall reimburse the Investor and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(1) shall not apply to: (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or an underwriter for such Indemnified Person expressly for use in connection with the preparation of any Registration Statement or any such amendment thereof or supplement thereto; (II) any Claim arising out of or based on any statement or omission in any Prospectus, which statement or omission was corrected in any subsequent Prospectus that was delivered to the Indemnified Person prior to the pertinent sale or sales of Registrable Securities by such Indemnified Person; and (III) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor. Notwithstanding anything to the contrary in this Agreement or the Transaction Documents, the aggregate payments for indemnification made by the Company to Indemnified Persons pursuant to this section shall not exceed the amount equal to the sum of the aggregate Purchase Price paid at the time such Claim arises.

(2) In connection with the Registration Statement, each Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any amendment thereof or supplement thereto; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor; provided, further, however, that the Investor shall be liable under this Section 9(a)(2) for only that amount of all Claims in the aggregate as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the amount paid by such Investor for such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in such preliminary prospectus was corrected on a timely basis in the related Prospectus, as then amended or supplemented. Notwithstanding anything to the contrary in this Agreement or the Transaction Documents, the aggregate payments for indemnification made by the Buyer to Indemnified Parties pursuant to this section shall not exceed the amount equal to the sum of the aggregate Purchase Price paid at the time such Claim arises.

(3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding, in which case the indemnifying party shall not be responsible for more than one such separate counsel, and one local counsel in each jurisdiction in which an Action is pending, for all Indemnified Persons or Indemnified Parties, as the case may be. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(b) Contribution. To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties’ relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) the aggregate contribution by any seller of Registrable Securities shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities.

(c) Other Rights. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

10. POST CLOSING COVENANTS

(a) Collateral and Security. The Company covenants and agrees that, subject to the agreement and modification, if any, by GMAC and subject to the terms and provisions contained in an Intercreditor Agreement to be entered into between GMAC and the Buyer, after the Closing and promptly after the execution of such Intercreditor Agreement, the Company shall provide the provisions (subject to the revisions, modifications and amendments, if any, as stated within this paragraph 10(a)) contained in Annex VI to this Agreement for inclusion in a second Supplemental Indenture. Additionally, the Company covenants and agrees that, subject to the agreement and modification, if any, by GMAC and subject to the terms and provisions contained in an Intercreditor Agreement to be entered into between GMAC and the Buyer after the Closing, the Company shall execute, in favor of Buyer, a second mortgage on its Glen Cove, New York property in substantially the form and substance contained in Annex VII hereto and as provided in Annex VI to this Agreement.

(b) Intercreditor Agreement. The Company covenants and agrees that promptly after the Closing, the Company shall request from GMAC that its legal counsel provide, as rapidly as possible, an Intercreditor Agreement to Buyer and its legal counsel, as contemplated herein. The Buyer covenants and agrees that once the Intercreditor Agreement is received from GMAC, Buyer shall correspond directly with GMAC’s legal counsel, and if necessary, the Company and its legal counsel as well, in order to rapidly and expeditiously execute an Intercreditor Agreement, it being understood by the parties hereto that the terms of Annex VI, as well as such other terms and provisions, if any, contained in any of the Transaction Documents which relate to or govern the Buyer’s Security Interest in the Collateral, among other things, are subject to review and potential comment or modification by GMAC.

(c) Perfecting Security Interests. The Buyer understands and agrees that, notwithstanding anything to the contrary contained in any of the Transaction Documents, the Company will not and can not, pursuant to its existing agreements with GMAC, create any liens on its property or execute or file any security agreements (including, but not limited to, UCC-1 filings or the execution of a second mortgage, in favor of Buyer, on the Company’s Glen Cove, New York property, a model for which is contained in Annex VII hereto) until such time as the Intercreditor Agreement has been entered into by the parties thereto and GMAC has approved the terms of any such security documents.

11. MISCELLANEOUS.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

(b) Headings. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(d) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by facsimile or by courier, in each case addressed to a party at such party’s address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Financial Officer (telephone line (516) 656-2775, facsimile number (516) 656-2039), with a copy to Edward M. Slezak, Esq., Vice President, Corporate Counsel (telephone line (516) 656-2234, facsimile number (516) 656-2045) and in the case of any notice to the Buyer, such notice shall be addressed to the Buyer at its address shown on the signature page of this Agreement.

(e) Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party’s signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer’s signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company’s signature on the signature page hereof and (3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by the Buyer and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

(f) Entire Agreement; Benefit. This Agreement, including the Annexes and Schedules, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and therein. This Agreement, including the Annexes and Schedules, supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Buyer and their respective successors and permitted assigns and in no event shall the Buyer have any liability to any stockholder or creditor of the

Company or any other Person (other than the Company) in any way relating to or arising from this Agreement or the transactions contemplated hereby.

(g) Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

(h) Amendment. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

(i) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(j) Fees and Expenses. The Company shall be responsible for its expenses (including, without limitation, the legal fees and expenses of its counsel), incurred by the Company in connection with the negotiation and execution of, and closing under, and performance of, this Agreement. The Company shall pay Alexandra Investment Management, LLC, a closing fee in cash equal to 2% of the Purchase Price of the Notes issued to the Buyer pursuant to this Agreement. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers fees, accounting fees and the fees and disbursements of counsel for the Company but excluding (a) fees and expenses of investment bankers retained by the Buyer and (b) brokerage commissions incurred by the Buyer. The Company shall promptly pay upon presentation of documentation reasonably satisfactory to the Company the expenses incurred by the Buyer, which are the reasonable fees and disbursements of counsel directly associated with (1) the negotiation, preparation or execution of any amendment, modification or waiver of any of the Transaction Documents, (2) any default or breach of any of the Company’s obligations set forth in any of the Transaction Documents which results in a claim by the Buyer against the

Company, and (3) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer under any of the Transaction Documents, including any action or proceeding relating to such enforcement or any order, [injunction or other process seeking to restrain the Company from paying any amount due the Buyer]. Except as otherwise provided in this Section 11(j), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

(k) Survival. The respective representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement and the other Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the closing hereunder and delivery of and payment for the Note and issuance of the Warrants, and shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company, for two years or the sale of all Registrable Securities, whichever is shorter.

(l) Public Statements, Press Releases, Etc. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, including the 1933 Act and the rules and regulations promulgated thereunder (although the Buyer shall be consulted by the Company prior to the release or making of any such press release or other public disclosure that identifies the Buyer and shall be provided with a copy thereof).

(m) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Limitation of Liability. Except as provided in this Section 11(n), in connection with any exercise by the Company of its rights under Section 2(b) or 2(c), the Buyer (a) shall be liable for damages from breach of the Buyer’s obligations relating to such exercise only if and to the extent such breach shall have been determined by final judgment, not subject to further appeal, of a court of competent jurisdiction to have resulted from conduct of the Buyer which constitutes gross negligence or willful misconduct, (b) shall have no liability in connection with any dispute or legal action relating to such exercise if at any time prior to a final judgment referred to in the immediately preceding clause (a) the Buyer shall have tendered the purchase price of the Note to be purchased by the Buyer at the applicable closing, the purchase of which is in dispute (in which case the Company shall issue such Note and the related Warrant to the Buyer in accordance with this Agreement) and (c) if the immediately preceding clause (b) is inapplicable, shall not in any event be liable for damages or liability arising from or in any way relating to any breach or alleged breach by the Buyer of its obligations under Section 2(b) or 2(c) or otherwise in connection with this Agreement in an amount in excess of the purchase price of the Note to be purchased by the Buyer on such Closing Date. This Agreement and the terms and provisions hereof are for the sole and exclusive benefit of the Buyer, the Company and the Buyer’s permitted assigns and in no event shall the Buyer have any liability to any stockholder or creditor of the Company or any other person (other than the Company, subject to the limitations on liability to the Company contained herein) in any way relating to or arising from this Agreement or the transactions contemplated hereby. Nothing in this Section 11(n) shall affect or impair the obligation or right of the Buyer to purchase the proposed amount of Notes provided in Section 2(b) and 2(c) pursuant to the terms and conditions set forth in this Agreement. Nothing in this Section 11(n) shall in any way affect or limit the Buyer’s obligations under Section 9 above.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first set forth above and on the dates set forth below their respective signatures.

ACCLAIM ENTERTAINMENT, INC.

By:	/S/ GERARD F. AGOGLIA

Name: Gerard F. Agoglia
Title: Chief Financial Officer and Executive Vice President

Date: February 17, 2004

ALEXANDRA GLOBAL MASTER FUND, LTD.

By: ALEXANDRA INVESTMENT MANAGEMENT, LLC, as Investment Advisor

By:	/S/ MIKHAIL FILIMONOV

Name: Mikhail Filimonov
Title: Chairman, Chief Executive Officer and Chief Investment Officer

Address:

c/o Alexandra Investment Management, LLC 767 Third Avenue 39th Avenue New York, New York 10017 Facsimile No.: 212-301-1810

Date: February 17, 2004